UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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The Hallwood Group Incorporated

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NOTICE OF ANNUAL MEETING
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
SOLICITATION OF PROXIES
ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
EMPLOYMENT AGREEMENTS
PROCEDURES FOR DIRECTOR NOMINATIONS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT FEES
STOCKHOLDER PROPOSALS
OTHER MATTERS
Annex A

THE HALLWOOD GROUP INCORPORATED

NOTICE OF ANNUAL MEETING

Dear Hallwood Group Stockholder:

On behalf of the board of directors, you are cordially invited to attend the Annual Meeting of Stockholders of The Hallwood Group Incorporated (the “Company”). The annual meeting will be held on Wednesday, May 7, 2008, at 1:00 p.m. local time, at the offices of the Company, located at 3710 Rawlins, Suite 1500, Dallas, Texas 75219.

At the annual meeting we will:

1. Elect one director to hold office for three years; and

2. Transact any other matters properly presented at the meeting.

Only stockholders of record at the close of business on Friday, March 21, 2008, are entitled to notice of and to vote at the annual meeting.

By order of the Board of Directors

MELVIN J. MELLE
Secretary

April 14, 2008

Your board of directors urges you to vote upon the matters presented. If you are unable to attend the meeting, please complete, sign, date and promptly return the enclosed proxy in the envelope provided. It is important for you to be represented at the meeting. Executing your proxy will not affect your right to vote in person if you are present at the annual meeting.

THE HALLWOOD GROUP INCORPORATED
3710 Rawlins, Suite 1500
Dallas, Texas 75219

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 7, 2008

This proxy statement and the accompanying proxy are first being mailed on or about April 14, 2008. The accompanying proxy is solicited by the board of directors of the Company.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

1.	Q:	Who is entitled to vote?
	A:	Stockholders of record at the close of business on Friday, March 21, 2008, the “record date,” are entitled to vote at the annual meeting.

2.	Q:	What may I vote on?
	A:	You may vote on:
(1) the election of one nominee to serve on the board of directors for three years; and
(2) any other matter properly presented at the meeting.

3.	Q:	How do I vote?
	A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the nominee for director, and in the proxies’ discretion with respect to any other matter properly presented at the meeting. Abstentions, broker non-votes and proxies directing that the shares are not to be voted will not be counted as a vote in favor of the nominee.

4.	Q:	How can I revoke my proxy?
	A:	You have the right to revoke your proxy at any time by:
(1) notifying our corporate secretary in writing before the meeting;
(2) voting in person; or
(3) returning a later-dated proxy card before the meeting.
Attending the meeting is not sufficient to revoke your proxy unless you also take one of the actions above.

5.	Q:	How does the board of directors recommend I vote on the proposal to elect the nominee for director?
	A:	Your board of directors recommends that you vote FOR the nominee for director.

6.	Q:	How many shares can vote at the annual meeting?
	A:	As of the record date, there were 1,520,666 shares of common stock outstanding and entitled to vote at the annual meeting. You are entitled to one vote for each share of common stock you hold.

7.	Q:	What is a “quorum?”
	A:	A “quorum” is a majority of the outstanding shares. A quorum may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be valid. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. In addition, broker non-votes will be counted toward determining the presence of a quorum.
8.	Q:	What vote is required to elect the director?
	A:	A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is necessary to elect the nominee for director. Abstentions and shares held by brokers that have been designated as not voted will be counted for purposes of determining a quorum, but will not be counted as votes cast in favor of the election of the director. Mr. Gumbiner, the chairman of the board of directors, beneficially owns approximately 65.7% of the outstanding shares and, therefore, will determine the outcome of the election. He has indicated that he intends to vote his shares in favor of the nominee.

SOLICITATION OF PROXIES

The cost of preparing, assembling, printing and mailing this proxy statement and the enclosed proxy form and the cost of soliciting proxies related to the annual meeting will be borne by the Company. The Company will request banks and brokers to solicit their customers who are beneficial owners of shares of common stock listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of the solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company and its subsidiaries, but no additional compensation will be paid to those individuals on account of their activities. In addition, the Company has retained Morrow & Co., LLC to assist in the solicitation of proxies, for which it will be paid a fee of $2,500 plus reimbursement of reasonable out-of-pocket expenses. We estimate that Morrow & Co.’s total fees and expenses will be approximately $5,000.

ELECTION OF DIRECTORS

The Company’s board of directors is divided into three classes serving staggered three-year terms. At the annual meeting, you will elect one director to serve for three years.

The individuals named on the enclosed proxy card intend to vote for the election of the nominee listed below, unless you direct them to withhold your vote. The nominee has indicated that he is able and willing to serve as a director. However, if for some reason the nominee is unable to stand for election or becomes unwilling to serve for good cause, the individuals named as proxies may vote for a substitute nominee. The nominee for director must be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Below is the name and age of the nominee and of the directors whose terms of office will continue after the annual meeting, the year in which each director was first elected as a director of the Company, their principal occupations or employment for at least the past five years and other directorships they hold.

Nominee for Election for a Three-Year Term Ending with the 2011 Annual Meeting

Charles A. Crocco, Jr.	Mr. Crocco, age 69, has served as a director since 1981. He is an attorney, who was Counsel to Crocco & De Maio, P.C. through March 2003. He is a Securities Arbitrator in proceedings brought under the auspices of the Financial Industry Regulatory Authority (formerly National Association of Securities Dealers). He also served as a director of First Banks America, Inc., a bank holding company, from 1989 until December 2002.

Directors Continuing in Office Until the 2009 Annual Meeting

Anthony J. Gumbiner	Mr. Gumbiner, age 63, has served as a director and Chairman of the Board since 1981, and Chief Executive Officer of the Company since 1984. He also served as President and Chief Operating Officer from December 1999 to March 2005. He also serves as a director and Chairman of the board of directors of Hallwood Energy Management, LLC, the general partner of Hallwood Energy, L.P. (“Hallwood Energy”). He served as a director of Hallwood Realty, LLC, the general partner of Hallwood Realty Partners, L.P. (“HRP”) and its predecessor until HRP was sold in July 2004. Mr. Gumbiner was a director and officer of Hallwood Energy Corporation (“HEC”) until its sale in December 2004 and of Hallwood Energy III, L.P. (“HE III”) until its sale in July 2005. He has served as a non-executive director of The Local Radio Company PLC since November 2006. Mr. Gumbiner is also a solicitor of the Supreme Court of Judicature of England.

M. Garrett Smith	Mr. Smith, age 46, has served as a director since November 2004. He has been a general partner in Spinnerhawk Capital Management, L.P., a private investment fund, since February 2005. From December 2000 to February 2005, he was a Principal with BP Capital, LLC, a Dallas, Texas-based investment firm specializing in the oil and gas industry, and as a General Partner and Portfolio Manager of BP Capital Energy Equity Fund, an energy hedge fund.

Directors Continuing in Office Until the 2010 Annual Meeting

J. Thomas Talbot	Mr. Talbot, age 72, has served as a director since 1981. He is the owner of The Talbot Company. He also has been a partner in Pacific Management Group, an asset management firm, since 1986. He was a partner of Shaw & Talbot, a commercial real estate investment and development company, from 1975 until August 2003. He served as a director of Fidelity National Financial, Inc. from 1990 to September 2003. He served as a director of California Coastal Communities, Inc. from August 1993 to July 2004.

A. Peter Landolfo	Mr. Landolfo, age 59, has served as a director since May 2004. Since December 2005, he has been a partner in APL Consulting, Inc., a consulting company to the financial printing industry. Since 1992, he has been President of Dallas Design Concepts, Inc., a specialty gift company. He served in various capacities, most recently as Senior Vice President, with Bowne of Dallas, LLP, a financial printer in Dallas, Texas, from 1974 to December 2005.

Except as indicated above, neither the nominee nor the continuing directors hold a directorship in any company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of the Securities Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended. Each of Messrs. Crocco, Landolfo, Smith and Talbot are independent directors under the standards of the American Stock Exchange, upon which the Company’s Common Stock is listed for trading. In determining the independence of Messrs. Crocco and Talbot, the Board considered that each of them have invested in Hallwood Energy on the same terms as other investors.

No family relationships exist between the nominee, the directors and the executive officers.

The board of directors unanimously recommends a vote “FOR” the election of the nominated individual.

Committees and Meetings of the Board of Directors

Messrs. Crocco (Chairman), Landolfo and Smith served as members of the Company’s audit committee during the year ended December 31, 2007. The audit committee met five times during 2007 and was charged with the responsibility of reviewing the annual audit report and the Company’s accounting practices and procedures, and recommending to the board of directors the independent registered public accounting firm to be engaged for the following year.

The board of directors does not have a standing nominating or compensation committee. Because Mr. Gumbiner owns more than 50% of the Company’s voting power, it is a “controlled company” under the rules of the American Stock Exchange and is not required, nor does the Board believe it is necessary, to have separate nominating and compensation committees.

During the year ended December 31, 2007, the board of directors held six meetings. Each director attended at least 75% of (1) the total number of meetings held by the board of directors, and (2) the total number of meetings held by all committees of the board of directors on which he served.

The Company does not have a policy with respect to attendance by the directors at the annual meeting of stockholders. Last year all members of the board of directors attended the annual meeting. Each member of the board of directors has indicated his intent to attend the 2008 Annual Meeting.

Communication With Directors

The board of directors does not provide a formal process by which stockholders may send communications to the board of directors. The Company is a “controlled company” under the rules of the American Stock Exchange and 65.7% of its voting securities are owned by a single stockholder. Consequently, the board of directors does not believe it is necessary to formalize such a communication process. However, stockholders may communicate with the Company or request information at any time by contacting Mr. Melvin J. Melle, Vice President, Chief Financial Officer and Secretary at 800.225.0135.

Code of Business Conduct and Ethics

The board of directors has adopted a Code of Business Conduct and Ethics that applies to all employees, including those officers responsible for financial matters. The Code of Business Conduct and Ethics may be accessed through the Company’s website at www.hallwood.com. Any amendments to or waivers of the Code of Business Conduct and Ethics will be promptly disclosed on the Company’s website. Any stockholder may request a printed copy of the Code of Business Conduct and Ethics by contacting Mr. Melvin J. Melle, Vice President, Chief Financial Officer and Secretary at 800.225.0135.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information as to the beneficial ownership of shares of the Company’s common stock as of the close of business on the record date (1) for any person or “group,” as that term is used in Section 13(d)(3) of the Securities Exchange Act, who, or which the Company knows, owns beneficially more than 5% of the outstanding shares of the Company’s common stock; (2) for the continuing directors and the nominee for director; and (3) for all directors and executive officers as a group. Unless otherwise noted, the address of each person listed below is 3710 Rawlins, Suite 1500, Dallas, Texas 75219.

	Amount and Nature
	of Beneficial		Percentage
Name and Address of Beneficial Owner	Ownership(1)		of Class(1)

Anthony J. Gumbiner	1,001,575	(2)	65.7%
Advisory Research, Inc.	227,804	(3)	15.0
Charles A. Crocco, Jr.	14,846	(4)	1.0
Melvin J. Melle	10,396	(5)	0.7
J. Thomas Talbot	5,000	(6)	0.3
M. Garrett Smith	—	(7)	—
A. Peter Landolfo	—	(7)	—
William L. Guzzetti	—	(8)	—
Amber M. Brookman	—	(9)	—
All directors and executive officers as a group (8 persons)	1,031,817		67.7

(1)	Assumes, for each person or group listed, the exercise of all stock options or other rights held by that person or group that are exercisable within 60 days, according to Rule 13d-3(d)(1)(i) of the Securities Exchange Act, but the exercise of none of the derivative securities owned by any other holder of options.

(2)	Shares held indirectly through Hallwood Family (BVI) L.P., a limited partnership controlled by Mr. Gumbiner and members of his family. 175,000 of these shares are pledged to a bank in connection with a loan agreement. Mr. Gumbiner is an investor, indirectly through Hallwood Investments Limited (“HIL”), a company controlled by Mr. Gumbiner, and holds a 4.26% profit interest in Hallwood Energy.

(3)	This information is derived from a Schedule 13G filed by Advisory Research, Inc. on February 14, 2008. Advisory Research Inc.’s reported address is 180 North Stetson St., Suite 5500, Chicago, Illinois 60601.

(4)	Mr. Crocco is an investor in Hallwood Energy.

(5)	Includes currently exercisable options to purchase 4,500 shares of common stock. Mr. Melle is an investor in Hallwood Energy.

(6)	Mr. Talbot is an investor in Hallwood Energy.

(7)	Messrs. Smith and Landolfo do not own any shares or hold any options to purchase shares of the Company.

(8)	Mr. Guzzetti does not own any shares or hold any options to purchase shares of the Company. He is an investor and holds a 4.26% profit interest in Hallwood Energy.

(9)	Ms. Brookman does not own any shares or hold any options to purchase shares of the Company. She is an investor in Hallwood Energy.

EXECUTIVE COMPENSATION

The following tables reflect compensation paid to the Company’s Chief Executive Officer, Chief Financial Officer and each of the other executive officers of the Company.

SUMMARY COMPENSATION TABLE FOR 2007

									Change in
									Pension
									Value and
									Nonqualified
								Non-Equity	Deferred
						Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary		Bonus		Awards	Awards	Compensation	Earnings	Compensation		Total
Position	Year	($)		($)		($)	($)	($)	($)	($)		($)

Anthony J. Gumbiner,	2007	996,000	(1)	0		0	0	0	0	6,200	(2)	1,002,200
Chairman and Chief Executive Officer	2006	996,000	(1)	0		0	0	0	0	291,200	(3)	1,287,200
William L. Guzzetti	2007	312,500	(4)	9,450	(5)	0	0	0	0	2,376		324,326
President and Chief Operating Officer	2006	312,500	(4)	9,240	(5)	0	0	0	0	2,086		323,826
Amber M. Brookman	2007	317,538	(6)	578,629	(7)	0	0	0	0	10,623	(8)	906,790
President and Chief Executive Officer of Brookwood	2006	317,538	(6)	260,782	(7)	0	0	0	0	8,280		586,600
Melvin J. Melle,	2007	208,333		0		0	0	0	0	12,466	(9)	220,799
Vice President, Chief Financial Officer and Secretary	2006	208,333		9,240	(5)	0	0	0	0	5,716		223,289

(1)	Consists of consulting fees paid by the Company to HIL. In addition, Mr. Gumbiner received a consulting fee of $200,000 from Hallwood Energy. None of the amounts paid to Mr. Gumbiner were for his service as a director of the Company.

(2)	The amount shown in the table is for Mr. Gumbiner’s life insurance premiums. In addition to the amounts shown in the table, during 2007, the Company reimbursed HIL $182,475 for business expenses in providing office space and administrative services, $70,514 for travel to and from the Company’s United States office and certain other matters.

(3)	Consists of $285,132 for reimbursement of services, meals and other personal expenses related to the office separately maintained by Mr. Gumbiner, and $6,200 in life insurance premiums. In addition to the amounts shown in the table, during 2006, the Company reimbursed HIL $178,133 for business expenses in providing office space and administrative services, $267,706 for travel to and from the Company’s United States office, and certain other matters.

(4)	In addition, Mr. Guzzetti received a salary of $208,333 from Hallwood Energy.

(5)	Consists of a special cash bonus in lieu of a matching contribution under the Company’s 401(k) Tax Favored Savings Plan.

(6)	Salary includes a $6,000 car allowance and $11,538 for unused vacation time.

(7)	Consists of annual bonus under compensation letter.

(8)	Includes $6,750 as matching contribution under Brookwood’s 401(k) Tax Favored Savings Plan.

(9)	Includes $6,750 as matching contribution under the Company’s 401(k) Tax Favored Savings Plan.

The following table reflects the equity awards outstanding at December 31, 2007 to the named executive officers. The only named executive officer who held equity awards during 2007 and at that date was Mr. Melle.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2007

Option Awards
	Number		Equity Incentive
	of	Number of	Plan Awards:
	Securities	Securities	Number
	Underlying	Underlying	of Securities
	Unexercised	Unexercised	Underlying
	Options	Options	Unexercised	Option Exercise	Option
	(#)	(#)	Unearned Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date

Melvin J. Melle,	4,500	0	0	10.31	5/19/10
Vice President, Chief Financial Officer and Secretary

Mr. Melle exercised 6,750 options during 2007.  The only incremental payments to which named executive officers are entitled upon severance or change in control of the Company are provided under employment or consulting agreements.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Ms. Brookman participates in The Hallwood Group Incorporated 2005 Long-Term Incentive Plan For Brookwood Companies Incorporated. Under the plan, upon a change of control transaction, each participant is entitled to receive a cash payment equal to the sum calculated by (i) dividing the number of units held by that participant by the 10,000 total units authorized under the plan, and (ii) multiplying the result by 15% of the amount by which (a) the net fair market value of all consideration received by the Company or its stockholders as a result of the transaction exceeds (b) the sum of the liquidation preference plus accrued but unpaid dividends on the Series A Preferred Stock of Brookwood at the time of the transaction. At December 31, 2007, the sum of the liquidation preference plus accrued but unpaid dividends on the Series A Preferred Stock of Brookwood was approximately $19,553,000. If the Board determines that certain specified officers, or other persons performing similar functions do not have, prior to the change of control transaction, in the aggregate an equity or debt interest of at least two percent in the entity with whom the change of control transaction is completed, then the minimum amount to be awarded under the plan shall be $2,000,000. In addition, the Company agreed that, if members of Brookwood’s senior management do not have, prior to a change of control transaction, in the aggregate an equity or debt interest of at least two percent in the entity with whom the change of control transaction is completed (exclusive of any such interest any such individual receives with respect to his or her employment following the change of control transaction), then the Company will pay Ms. Brookman an additional $2,600,000.

The Company is a party to a financial consulting agreement with HIL under which Mr. Gumbiner provides international consulting and advisory services to the Company and its affiliates. If the agreement is terminated for certain acts of dishonesty, fraud, willful misconduct, willful breach or repeated, habitual neglect, the agreement will terminate immediately. If the agreement is terminated by the Company for any other reason, then it must continue to pay the consulting fee to Mr. Gumbiner in effect at the time for the remainder of the term of the agreement. The agreement does not provide for any other severance or termination benefits.

The Company has an employment agreement with Mr. Melle. The board of directors may terminate the agreement at any time for cause (defined as persistent incompetence or insubordination, willful misconduct, dishonesty or conviction of a felony), in which event the agreement and all rights to compensation will terminate immediately. If the Company terminates the agreement for any other reason, then it must continue to pay the aggregate base salary in effect at the time for the remainder of the term of the agreement.

COMPENSATION OF DIRECTORS

The following table sets forth the amounts paid to the Company’s outside directors for their service as directors of the Company. Information concerning amounts paid to Mr. Gumbiner, the Company’s Chairman and Chief Executive Officer, is included in the preceding tables.

DIRECTOR COMPENSATION FOR 2007

					Change in
					Pension
					Value and
	Fees Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

Charles A. Crocco, Jr.	65,000	0	0	0	0	0	65,000
A. Peter Landolfo	65,000	0	0	0	0	0	65,000
M. Garrett Smith	65,000	0	0	0	0	4,500	69,500
J. Thomas Talbot	65,000	0	0	0	0	0	65,000

For the year ended December 31, 2007, each of the outside directors received director fees of $50,000. As members of a special committee of independent directors of the Board, each of the outside directors also received an annual retainer of $5,000 and a meeting attendance fee of $1,000 for each of the ten meetings, totaling $15,000 in 2007. Board members are entitled to receive $500 for each day spent on business of the Company, other than attendance at board meetings. Mr. Smith was paid $4,500 under this per diem arrangement in 2007. Each director is also reimbursed for expenses reasonably incurred in connection with the performance of his duties.

EMPLOYMENT AGREEMENTS

During the year ended December 31, 2007, the Company had an employment agreement with Mr. Melle. The employment agreement provided for payment of a minimum salary of $200,000 per year plus an annual bonus in an amount as may be determined by the board of directors. In addition, the employment agreement provided that the Company will maintain $500,000 of life insurance benefits and, for the year ended December 31, 2007, the Company paid a life insurance premium in the amount of $5,716. Mr. Melle’s employment agreement continued under the same terms and conditions until December 31, 2007 at which time it was automatically extended for one year, and is automatically extended annually unless terminated by either party. The board of directors may terminate the agreement at any time for cause (defined as persistent incompetence or insubordination, willful misconduct, dishonesty or conviction of a felony), in which event the agreement and all rights to compensation will terminate immediately. If the Company terminates the agreement for any other reason, then it must continue to pay the aggregate base salary in effect at the time for the remainder of the term of the agreement.

During the year ended December 31, 2007, Brookwood had a compensation letter (the “Letter”) with Ms. Brookman. The Letter provided for payment of a salary of $300,000 per year plus an annual bonus in an amount of the greater of 5% of Brookwood’s earnings before taxes (with certain adjustments) or a minimum of $300,000. In addition, the Letter provided for a car allowance of $500 per month. The Letter does not provide for severance or termination benefits. On March 14, 2007, the Board of Directors of the Company authorized a change in Ms. Brookman’s bonus, providing that the minimum bonus Ms. Brookman will receive for any year, beginning with the year 2007, will be $300,000.

Report of the Audit Committee

The audit committee is composed of three directors and operates under an Amended and Restated Audit Committee Charter, adopted by the board of directors according to the rules and regulations of the American Stock Exchange, a copy of which is attached to this Proxy Statement as Annex A. The board of directors has determined that each of the members is independent, as defined by the American Stock Exchange’s Listed Company Guide. The board of directors has determined that Mr. Smith is an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”).

Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte & Touche LLP (“D&T”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board generally accepted in the United States of America. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee also recommends to the board of directors the selection of the Company’s independent registered public accounting firm.

In this context, the audit committee reviewed and discussed the audited consolidated financial statements with both management and D&T. Specifically, the audit committee has discussed with D&T matters required to be discussed by Statement on Auditing Standards No. 61.

The audit committee received from D&T the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence — Discussions with Audit Committee), and has discussed with D&T the issue of its independence from the Company.

It is not the audit committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the audit committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in accordance with the standards of the Public Company Accounting Oversight Board generally accepted in the United States of America, and on the representations of the independent registered public accounting firm included in its report on the Company’s consolidated financial statements. The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on the audit committee’s review of the audited financial statements and its discussions with management and D&T noted above and the report of the independent registered public accounting firm to the audit committee, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

2007 Members of the Audit Committee of the Board of Directors of the Company

Charles A. Crocco, Jr. (Chairman)
A. Peter Landolfo
M. Garrett Smith

PROCEDURES FOR DIRECTOR NOMINATIONS

As discussed above, as a “controlled company” under the rules of the American Stock Exchange, the Company is not required to have a standing nominating committee or a written charter governing the nomination process. As a result, the full board of directors, of which each of the members other than Mr. Gumbiner are independent, serves that function.

The Company’s bylaws provide that a stockholder may nominate a person for election as a director at an annual meeting if written notice of the stockholder’s intent to make the nomination has been given to the Secretary of the Company at least 90 days in advance of the meeting or, if later, the tenth day following the first public announcement of the date of the meeting. Such notices must comply with the provisions of the bylaws.

In the event that a stockholder meeting the requirements and following the procedures of the bylaws was to propose a nominee, or if a vacancy occurs as a result of an increase in the number of directors, the board of directors will identify candidates with superior qualifications and personally interview them and, if appropriate, arrange to have members of management interview such candidates. Preferred candidates would display the highest personal and professional character and integrity and have outstanding records of accomplishment in diverse fields of endeavor. Candidates should have demonstrated exceptional ability and judgment and have substantial expertise in their particular fields. Candidates with experience relevant to the Company’s business would be preferred. The board of directors, upon evaluation and review of the candidates, would determine who to recommend to the stockholders for approval or to fill any vacancy. The board of directors would use the same criteria for evaluating nominees recommended by stockholders as for those referred by management or any director. The Company does not pay and does not anticipate paying any fees to third parties for identifying or evaluating candidates for director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2007, Ms. Brookman’s daughter, Amber Brookman, Jr., and son-in-law, Steven Lerman, were employees of Brookwood and received total compensation of $140,700 and $196,800, respectively.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

D&T served as the Company’s independent registered public accounting firm for the years ended December 31, 2007, 2006 and 2005 and has been selected to serve in that capacity again for the year ending December 31, 2008. A representative of D&T will be available at the annual meeting to respond to appropriate questions and will be given an opportunity to make a statement if desired.

AUDIT FEES

All services rendered by D&T are pre-approved by the audit committee. D&T has or is expected to provide services to the Company in the following categories and amounts:

	Calendar Years Ended
	2007	2006

Audit fees(1)	$466,775	$493,859
Audit-related fees(2)	$—	$53,500
Tax fees(3)	$109,251	$184,547
All other fees(4)	$—	$1,599

(1)	Audit fees — These are fees for professional services performed by D&T for the audit of the Company’s annual consolidated financial statements and review of interim financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with statutory regulatory filings or engagements.

(2)	Audit-related fees — These are fees for assurance and related services performed by D&T that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes:

employee benefit and compensation plan audits; attestations by D&T that are not required by statute and consulting on financial accounting/reporting standards.

(3)	Tax fees — These are fees for professional services performed by D&T with respect to tax compliance, tax advice and tax planning. This includes preparation or review of original and amended tax returns for the Company and its consolidated subsidiaries; refund claims; payment planning; tax audit assistance; and tax work stemming from “Audit-Related” items.

(4)	All other fees — These are fees for other permissible work performed by D&T that does not meet the above category descriptions.

Pre-Approval Policy

The audit committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General

The audit committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels requires specific pre-approval by the audit committee.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee may delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

The annual audit services engagement terms and fees are subject to the specific pre-approval of the audit committee. The audit committee approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters. In addition to the annual audit services engagement specifically approved by the audit committee, the audit committee may grant general pre-approval for other audit services, which are those services that only the independent registered public accounting firm reasonably can provide.

Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent registered public accounting firm. The audit committee believes that the provision of audit-related services does not impair the independence of the registered public accounting firm.

Tax Services

The audit committee believes that the independent registered public accounting firm can provide tax services to the Company, such as tax compliance, tax planning and tax advice without impairing the registered public accounting firm’s independence. However, the audit committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

All Other Services

The audit committee may grant pre-approval to those permissible non-audit services classified as “all other services” that it believes are routine and recurring services, and would not impair the independence of the registered public accounting firm.

Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm are established periodically by the audit committee. Any proposed services exceeding these levels requires specific pre-approval by the audit committee.

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal for action at the 2009 annual meeting and wishes to have the proposal considered for inclusion in the Company’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act, the proposal must be submitted in writing to the Secretary of The Hallwood Group Incorporated, at 3710 Rawlins, Suite 1500, Dallas, Texas 75219 by December 15, 2008. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholder proposals.

The Company’s bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the board of directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by the Company 90 days or more before the date of the annual meeting and must contain specified information and conform to certain requirements, as set forth in the bylaws.

If you wish to submit a proposal at the 2009 annual meeting, other than through inclusion in the proxy statement, you must notify the Company no later than January 14, 2009. If you do not notify the Company of your proposal by that date, the Company will exercise its discretionary voting power on that proposal.

In addition, if you submit a proposal outside of Rule 14a-8 of the Securities Exchange Act for the 2009 annual meeting, and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then the Company’s proxy or proxies may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s securities, to file reports of ownership and changes of ownership with the SEC and the American Stock Exchange. Officers, directors and 10% stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by them.

Based solely on review of copies of the forms received, the Company believes that, during the last fiscal year, all filings under Section 16(a) applicable to its officers, directors and 10% stockholders were timely.

OTHER MATTERS

The Company is not aware of any other matters to be presented at the annual meeting. All shares represented by proxies will be voted in favor of the nominees for director set forth in this proxy statement, unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, the Company’s proxy holders will vote on those matters according to their best judgment.

Please note, however, that if your shares of common stock are voted against the nominees for director, the proxy holders will not use their discretion to vote your shares in favor of any adjournment or postponement of the annual meeting.

By order of the Board of Directors

MELVIN J. MELLE
Secretary

April 14, 2008

Annex A

THE HALLWOOD GROUP INCORPORATED

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

General

The role of the Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by:

•	Serving as an independent and objective party to monitor the Corporation’s accounting and financial reporting processes, internal control system and audits.

•	Reviewing and appraising the audit efforts of the Corporation’s independent registered public accounting firm.

•	Providing an open avenue of communication among the independent registered public accounting firm, financial and senior management and the Board.

The Corporation will provide appropriate funding, as determined by the Audit Committee, for compensation to the independent registered public accounting firm, to any advisors that the Audit Committee chooses to engage, and for payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

Composition

The Audit Committee shall consist of three or more directors as determined by the Board, each of whom shall be independent directors. Independence shall be determined pursuant to the standards set by the Securities and Exchange Commission (the “Commission”) and the requirements of the American Stock Exchange.

Independence

Directors who are affiliates of the Corporation, or officers or employees of the Corporation or of its subsidiaries who have been employed by the Corporation or subsidiaries within the past three years, will not be considered independent. No member of the Audit Committee may receive direct or indirect (as defined by the Commission) compensation of any kind (including consulting and advisory fees) from the Corporation, other than for services rendered as a member of the Board and as a member of committees of the Board.

In addition, Directors falling within any of the categories listed below will not be considered independent:

•	A Director who is, or during the past three years was, employed by the Corporation or by any parent or subsidiary of the Corporation, other than prior employment as an interim Chairman or CEO.

•	A Director who accepts (or whose immediate family member accepts) any payment from the Corporation (or any parent or subsidiary of the Corporation) in excess of $60,000 during the current or any of the past three previous fiscal years, other than compensation specifically excluded under Section 121(b) of the American Stock Exchange Company Guide.

•	A Director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or executive officer of, any organization to which or from which the Corporation made or received payments that exceed 5% of the recipient’s consolidated gross revenues, or $200,000 (whichever is more) in any of the most recent three fiscal years.

•	A Director who is or has an immediate family member of an individual who is or has been employed by the Corporation (or any parent or subsidiary of the Corporation) as an executive officer during any of the past three years.

•	A Director who is or was or has an immediate family member who is or was an executive officer of another entity where at any time during the most recent three fiscal years any of the Corporation’s executive officers serve on the compensation committee of that entity.

•	A Director who is or was or has an immediate family member who is or was a partner or employee of the Corporation’s outside independent registered public accounting firm and worked on the audit engagement during any of the past three years.

Financial Expertise

All members of the Audit Committee must be able to read and understand fundamental financial statements, including the Corporation’s balance sheet, income statement, and cash flow statement.

In addition, at least one member of the Audit Committee must be “financially sophisticated” pursuant to American Stock Exchange rules and be a “financial expert,” as such term is defined by the Commission. Qualifications for such financial expert would include, among other things, whether a member has:

•	an understanding of generally accepted accounting principles and financial statements;

•	experience applying generally accepted accounting principles in connection with accounting for estimates, accruals and reserves that are generally comparable to those used in the Corporation’s financial statements;

•	experience preparing or auditing financial statements that present accounting issues that are generally comparable to those raised by the Corporation’s financial statements;

•	experience with internal controls and procedures for financial reporting;

•	an understanding of audit committee functions;

•	past employment experience in finance or accounting; and

•	professional certification in accounting.

The Board shall make all determinations as to whether a Director is a “financial expert,” as defined by rules of the Commission.

The members of the Audit Committee are to be elected by the Board, which shall make all decisions with respect to whether an Audit Committee member is “independent” and/or a “financial expert” and shall serve until their successors are duly elected and qualified. Unless the Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

Meetings

The Audit Committee shall meet no less than once per quarter. As part of its job to foster open communication, the Audit Committee should meet regularly with management and the independent registered public accounting firm in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or its Chair should meet with the independent registered public accounting firm and management quarterly to review the Corporation’s financial statements.

Relationship with Independent Registered Public Accounting Firm

The Corporation’s independent registered public accounting firm is to be ultimately accountable to, and will report directly to, the Audit Committee, and the Audit Committee shall have the authority and responsibility to select, evaluate determine the compensation of, and, where appropriate, replace the independent registered public accounting firm. The Audit Committee will be responsible for resolving any disputes between the independent registered public accounting firm and the Corporation’s management.

Responsibilities and Duties

To fulfill its responsibilities and duties the Audit Committee shall:

A.	Documents/Reports Review

1. Review this Charter at least annually and update it as conditions dictate.

2. Review the Corporation’s annual financial statements and any reports or other financial information submitted to the Commission or the public, including any certification, report, opinion or review rendered by the independent registered public accounting firm.

3. Review with financial management and the independent registered public accounting firm the Corporation’s filings with the Commission prior to their filing or prior to the release of earnings reports. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4. Review and discuss with the Chief Executive Officer and Chief Financial Officer the certifications required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).

5. Review and discuss with the independent registered public accounting firm and management steps necessary for the Corporation to review and assess its internal control over financial reporting in order to file the “internal control report of management” as required by Sarbanes-Oxley, at such time as the requirement to file this report becomes applicable to the Corporation.

6. Review the independent registered public accounting firm’s attestation and report on management’s internal control report at such time as the law requiring an internal control report becomes applicable to the Corporation.

B.	Independent Registered Public Accounting Firm

1. Select the independent registered public accounting firm, considering independence and effectiveness, and pre-approve the fees and other compensation to be paid to the independent registered public accounting firm.

2. On no less than an annual basis, obtain from the independent registered public accounting firm, and review and discuss with the independent registered public accounting firm, a formal written statement delineating all relationships the independent registered public accounting firm has with the Corporation and actively engage in a dialogue with the independent registered public accounting firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm.

3. Recommend to the Board any appropriate action to ensure the independence of the independent registered public accounting firm.

4. Review the performance of the independent registered public accounting firm and approve any proposed discharge of the independent registered public accounting firm when circumstances warrant.

5. Periodically consult with the independent registered public accounting firm out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

6. Review and pre-approve any and all audit and non-audit related services provided to the Corporation by the independent registered public accounting firm and their affiliates.

7. Obtain and review, at least annually, a report by the independent registered public accounting firm describing: (i) the independent registered public accounting firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review or peer review of the independent registered public accounting firm, or by any investigation by governmental or professional authorities within the last five years, regarding any independent audit carried out by the independent registered public accounting firm, and any steps taken to address these issues; and (iii) all relationships between the independent registered public accounting firm and the Corporation, addressing the matter set forth in Independence Standards Board Standard No. 1.

8. Review with the independent registered public accounting firm: (i) all critical accounting policies and practices; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications or the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; and (iii) other material written communications between the independent registered public accounting firm and management, including, but not limited to, the management letter and schedule of unadjusted differences.

C.	Financial Reporting Processes

1. In consultation with the independent registered public accounting firm, review the integrity of the organization’s financial reporting processes, both internal and external.

2. Consider the independent registered public accounting firm’s judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

3. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent registered public accounting firm or management.

4. Establish regular and separate reporting to the Audit Committee by each of management and the independent registered public accounting firm regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

5. Following completion of the annual audit, review separately with each of management and the independent registered public accounting firm any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

6. Review any significant disagreement among management and the independent registered public accounting firm in connection with the preparation of the financial statements.

7. Review with the independent registered public accounting firm and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

D.	Ethical and Legal Compliance

1. Establish, review and update periodically a code of ethics that applies to the Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and ensure that management has established a system to enforce the code of ethics.

2. Review and, if the Audit Committee determines it is appropriate, approve transactions proposed between the Corporation and its affiliates.

3. Review, with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

4. If and when appropriate, appoint independent legal counsel and other advisors to assist the audit Committee in carrying out its duties.

5. Establish procedures for the receipt, collection, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

6. Establish hiring policies for employees or former employees of the independent registered public accounting firm which prohibits employment of any person as chief executive officer, controller, chief financial officer or chief accounting officer (or any person serving in an equivalent position) of the Corporation who was employed by the independent registered public accounting firm and participated in the Corporation’s audit in any capacity for a period of one year preceding the date the audit was initiated.

7. Perform any other activities consistent with this Charter, the Corporation’s bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Adopted by Resolution of the Board of Directors
March 9, 2005

SKU HWG PS-08

THE HALLWOOD GROUP INCORPORATED
P
R	3710 RAWLINS, SUITE 1500
O	DALLAS, TEXAS 75219
X
Y	This Proxy is Solicited on Behalf of the Board of Directors
          The undersigned hereby appoints Anthony J. Gumbiner and M. Garrett Smith, and each of them, as Proxies, each with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of The Hallwood Group Incorporated (the “Company”), held of record by the undersigned on March 21, 2008, at the Annual Meeting of Stockholders to be held on May 7, 2008, or any adjournment thereof.
          This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the election of the nominees listed, and at the discretion of the Proxies with respect to any other matter that is properly brought before the meeting.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

☒ Please mark votes as in this example.

Please mark boxes in blue or black ink.

1.	Election of Directors		2.	In their discretion, the Proxies are
authorized to vote upon such other
	Nominee: (01) Charles A. Crocco, Jr.			matter as may properly come
before the annual meeting.

	For	Withheld		For	Against	Abstain

	☐	☐		☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign, or if one signs he should attach evidence of his authority. When signing as attorney, executor, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.

Signature:	Date:	, 2008

Signature:	Date:	, 2008

COMPLETE, SIGN and DATE the proxy card and return promptly using the enclosed envelope.